                                                                Exhibit 10.5


                       EQUITY APPRECIATION BONUS AGREEMENT


         This Agreement is made and entered into this 11th day of January, 1994, by and between The Home Loan and Savings Company (the "Company"), an Ohio-chartered, FDIC-insured savings association with its main office at 401 Main Street, Coshocton, Ohio, and Robert C. Hamilton (the "Executive").

         WHEREAS, the Executive has heretofore served in the positions of President, Chief Executive Officer and Director of the Company; and

         WHEREAS, the Company has experienced a significant increase in net worth under the Executive's tenure; and

         WHEREAS, the Board of Directors of the Company wish to provide the Executive with a meaningful incentive to continue to attain strong earnings performance and enhanced net worth for the Company;

         NOW, THEREFORE, in consideration of the performance of the responsibilities of the Executive and upon the other terms and conditions hereinafter provided, the parties hereto agree as follows:

         1. Inasmuch as the Executive has no incentive stock options and until such incentive stock options are made available to the Executive, the Company agrees to pay the Executive an "Equity Appreciation Bonus" as set forth herein.

         2. The "Equity Appreciation Bonus" shall be five percent (5%) of the increase in value of the Company over and above the value of $7,547,982 as of June 30, 1993. The increase in the Company's value after June 30, 1998 shall not include any increase in the Company's value resulting from any nonrecurring extraordinary items. The Executive shall be entitled to the Equity Appreciation Bonus on June 30, 1998. The Executive would also be entitled to the "Equity Appreciation Bonus" prior to June 30, 1998 in the event:

            That the Company ceases to exist as an independent entity,

            The employment of Executive is terminated for any reason, or

            The Company converts from the mutual to stock form of organization.

         3. If the Executive's employment terminates by reason of the Executive's death prior to June 30, 1998, the Company shall also pay the Executive's beneficiary or beneficiaries or his estate, as the case may be, any pro rata portion of benefits which pursuant to the terms of this Agreement he would have been entitled to receive in respect of the year in which the Executive's date of termination occurs had he continued in employment.

         4. This Agreement does not constitute an employment agreement.

         5. No cash payment may be made under this Agreement, if to do so, would cause the Company not to be considered as eligible for consideration as an adequately capitalized institution in terms of regulatory capital requirements of its primary federal financial institution regulatory agency.

         6. As consideration for this Agreement by the Company, the Executive agrees not to compete in the financial institutions industry, including commercial banks, savings banks and savings associations, within a fifteen (15) mile radius of Coshocton, Ohio, as an executive during the term hereof and for a period of one (1) year following the termination of his employment with the Company for any reason.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first herein above written.


                                             THE HOME LOAN AND SAVINGS COMPANY


                                             Robert C. Mauch
                                             Chairman of the Board of Directors




                                             Robert C. Hamilton ("Executive")

Addendum to Equity Appreciation Bonus Agreement, adopted January 11, 1994, as approved by the Board of Directors on October 11, 1994.


                                    ADDENDUM
                       EQUITY APPRECIATION BONUS AGREEMENT


Equity Appreciation Bonus Agreement paragraph numbered "2" is amended to read as follows:

         2. The "Equity Appreciation Bonus" shall be five percent (5%) of the increase in value of the Company over and above the value of $7,547,982 as of June 30, 1993. The increase in the Company's value as of June 30, 1998 shall not include any increase in the Company's value resulting from any nonrecurring extraordinary items NOR WILL IT BE REDUCED FOR THE DEDUCTION OF THE BONUS WITH RESPECT TO THIS AGREEMENT. The Executive shall be entitled to the Equity Appreciation Bonus on June 30, 1998. The Executive would also be entitled to the "Equity Appreciation Bonus" prior to June 30, 1998 in the event:

                  That the Company ceases to exist as an independent entity,

                  The employment of Executive is terminated for any reason, or

                  The Company converts from the mutual to stock form of organization.